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                                                                    Exhibit 99.1

                                                         Contact: Louise Solomon
                                                                   Tower Records
                                                                  (916) 373 2574
                                                       lsolomon@towerrecords.com

                              FOR IMMEDIATE RELEASE
            MTS, INCORPORATED ANNOUNCES AMENDMENT TO CLOSING DATE OF
                           SALE OF JAPANESE OPERATIONS

Sacramento, CA - MTS, Incorporated, dba Tower Records, the leading independent specialist retailer of entertainment software, today announced that it has entered into an agreement to extend the closing date of the sale of its Japanese operations. The amendment to the stock purchase agreement provides for an extension of the deadline from August 15th, 2002 to August 30th, 2002, in order to complete all documentation related to the sale and the refinancing of the company's senior credit facility.

The company previously announced in April 2002, that it had entered into an agreement to sell its Japanese operations to Nikko Principal Investments Japan Ltd. The company also later announced that it had agreed on terms in principle with CIT Group/Business Credit Inc. and JP Morgan Chase to refinance its bank credit facility through April 2005. Both the CIT credit facility of $125 million and the JP Morgan Chase supplemental loan for $26 million will be finalized upon, and are subject to, the execution of definitive loan documents and the simultaneous completion of the sale of the company's Japanese operations.

ABOUT TOWER RECORDS

Since 1960 Tower Records has been recognized and respected throughout the world for its unique brand of retailing. Founded in Sacramento CA, by current Chairman Russ Solomon, the company's growth over four decades has made Tower Records a household name.

Tower Records owns and operates 171 stores worldwide with 56 franchise operations. The company opened one of the first Internet music stores on America Online in June 1995 and followed a year later with the launch of TowerRecords.com. The site was named "Best Music Commerce site" by Forrester Research.

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Tower Records' commitment to introducing its customers to the latest trends in new product lines is paramount to the organization's retail philosophy. Tower forges ahead with the development of exciting shopping environments, espousing diverse product ranges, artist performance stages, personal electronics departments, and digital centers. Tower Records maintains its commitment to providing the deepest selection of packaged entertainment in the world merchandised in stores that celebrate the unique interests and needs of the local community.

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This press release contains certain forward-looking statements. These forward-looking statements generally can be identified by the context of the statement or the use of words such as the Company or its management "believes," "anticipates," "intends," "expects," "plans," or words of similar meaning. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are forward-looking statements. Although the management of the Company believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond the control of the Company, including, but not limited to: consumer demand for the Company's products, which is believed to be related to a number of factors, including overall consumer spending patterns, weather conditions and new releases available from suppliers; an increase in competition, including Internet competition and competition resulting from electronic or other alternative methods of delivery of music and other products to consumers, or unanticipated margin or other disadvantages relative to competitors; the continued availability and cost of adequate capital to fund the Company's operations; higher than anticipated interest, occupancy, labor, distribution and inventory shrinkage costs; unanticipated adverse litigation expenses or results; higher than anticipated costs associated with the implementation of the Company's business plan and/or lower than anticipated resulting operations and cash flow benefits; anticipated increases in the cost of merchandise sold by the Company; the changes in foreign currency rates and economic and political risks; the ability of the Company to comply with the ongoing monthly affirmative and negative covenants as prescribed under the Company's existing credit facility; the successful refinancing of the Company's existing credit facility, which is dependent upon the successful completion of the sale of the Company's Japanese operations and the negotiation and execution of definitive loan documents covering the CIT credit facility and the supplemental loan; the ability of the Company to continue to service its senior subordinated notes; and the other risk factors disclosed in the Company's filing with the Securities and Exchange Commission, including its annual report on Form 10-K. Accordingly, actual results could differ from those contemplated by the forward-looking statements contained in this press release.